Exhibit 99.1

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Joseph N. Jaffoni, Ratula Roy
Beasley Broadcast Group, Inc.	Jaffoni & Collins Incorporated
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP 2006 FOURTH QUARTER

REVENUE RISES 13.9% TO $34.8 MILLION

- Same-station Revenue Rises 6.7% -

NAPLES, Florida, February 12, 2007 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the for the three- and twelve-month periods ended December 31, 2006 as summarized below:

Summary of Fourth Quarter and Full Year Results

In millions, except per share data	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005	Change	2006	2005	Change
Net revenue	$34.8	$30.6	13.9%	$125.2	$124.3	0.7%
Station operating income (SOI - non-GAAP)	11.3	9.6	17.4%	38.0	38.2	(0.6)%
Operating income	7.9	4.8	63.2%	25.9	25.1	3.3%
Net income	3.0	1.5	93.8%	10.1	10.7	(5.3)%
Net income per diluted share	$0.13	$0.06	116.7%	$0.42	$0.44	(4.5)%
Diluted shares outstanding	23.7	24.2	(2.1)%	24.2	24.3	(0.5)%

The $4.2 million increase in revenue during the fourth quarter ended December 31, 2006, compared with the fourth quarter of 2005 primarily reflects revenue generated from KDWN-AM and WJBR-FM which the Company did not operate in the fourth quarter of 2005 as well as higher revenue from the Company’s Augusta, Ft. Myers-Naples, and Las Vegas clusters.

The $3.1 million increase in operating income in the 2006 fourth quarter primarily reflects the higher revenue levels compared to the 2005 fourth quarter. In addition, the 2005 fourth quarter operating income was impacted by a $2.0 million impairment charge related to the Company’s Augusta market cluster FCC licenses.

Fourth quarter 2006 station operating income (SOI), a non-GAAP financial measure, rose $1.7 million from the 2005 fourth quarter and reflects the higher revenue during the period and lower station operating expenses as percentage of net revenue.

On a same-station basis, 2006 fourth quarter consolidated net revenue was $32.6 million, or 6.7% higher than the $30.6 million in the fourth quarter of 2005, while SOI was $10.5 million, or 9.0% higher than the same period of 2005.

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Beasley Broadcast Group, 2/12/07	page 2

Please refer to the “Calculation of SOI,” “Reconciliation of SOI to Net Income,” “Calculation of Same Station SOI,” and “Reconciliation of Same Station SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI and related same-station calculations.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “In the fourth quarter Beasley Broadcast Group significantly exceeded the revenue guidance provided at the time we reported our third quarter results as the operational, personnel and programming changes implemented since late 2005 contributed to broad-based strength across our station portfolio. Fourth quarter 2006 revenue gains reflect year-over-year improvements in our Augusta, Ft. Myers, and Las Vegas market clusters. WQAM-AM, our Miami sports station continues its turnaround as it posted double digit year-over-year gains, though in aggregate, our Miami cluster under-performed the market where radio revenue continued to grow. In addition, fourth quarter results reflect the first revenue contributions from our operation of WJBR-FM in Wilmington, which performed ahead of expectations during the period. Reflecting the operating leverage inherent in our business model, the 13.9% revenue gain in the fourth quarter of 2006 drove a 17.4% increase in SOI, while on a same-station basis, our 6.7% revenue increase drove a 9.0% rise in same-station SOI.

“With programming and on-air changes in place in various clusters, we remain focused on our long-term goal of out-performing the markets in which we operate, building our portfolio through select strategic acquisitions and supporting shareholder value. During the fourth quarter we remained active with our share repurchase program as we bought back approximately 235,000 shares. Since the inception of our repurchase program three years ago, we have repurchased about 919,000 Beasley Broadcast shares for a total of $8.4 million, while also allocating capital to station improvements and HD Radio™ conversions, two strategic station acquisitions and the initiation and payment of quarterly dividends. We remain committed to building shareholder value and confident in the industry and the prospects for Beasley Broadcast Group.”

First Quarter 2007 Guidance

For the three-month period ending March 31, 2007, the Company anticipates reporting a net revenue increase of 9% compared to the same period last year. On a same-station basis (excluding revenue derived from KDWN-AM in Las Vegas and WJBR-FM in Wilmington, Delaware) the Company anticipates reporting a net revenue increase of 2% for the three-month period ending March 31, 2007 compared to the same period last year.

This guidance assumes no material changes in economic conditions or extraordinary events. The Company can give no assurance as to whether these conditions will continue, or if they change, how such changes may affect the Company’s current expectations. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

Conference Call Information

The Company will host a conference call and simultaneous webcast today, February 12, 2007, at 11:00 a.m. EST to discuss its financial results and operations. Both the call and webcast are open to the general public. The dial in number for the conference call is 973/582-2770; please call five minutes in advance to ensure that you are connected prior to the presentation.

Interested parties may also access the live call on the Internet at the Company’s Web site at www.bbgi.com; allow 15 minutes to register and download and install any necessary software. Questions and answers will be reserved for call-in analysts and institutional investors. Following its completion, a replay of the call can be accessed for 14 days on the Internet from the Company’s Web site or for 24 hours via telephone at 973/341-3080 (reservation #8357391).

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Beasley Broadcast Group, 2/12/07	page 3

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that owns or operates 43 stations (27 FM and 16 AM) located in eleven large- and mid-size markets in the United States.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Same-station results compare stations operated by the Company throughout all periods presented in the following tables. They exclude the operating results from KDWN-AM in Las Vegas which was acquired during the third quarter of 2006 and WJBR-FM in Wilmington which was operated by the Company under a local marketing agreement during the fourth quarter of 2006.

SOI and same-station SOI are financial measures of performance that are not calculated in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. We use these non-GAAP financial measures for internal budgeting purposes. We also use SOI to make decisions as to the acquisition and disposition of radio stations. SOI and same-station SOI excludes corporate-level costs and expenses and depreciation and amortization, which may be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

While the Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies, SOI is a measure widely used in the radio broadcast industry. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same-station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows investors to measure the performance of radio stations we owned and operated during the entirety of two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our Annual Report on Form 10-K for the year ended December 31, 2005. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: economic and regulatory changes, the effect of radio station acquisitions or dispositions that we may make, the loss of key personnel, a downturn in the performance of our radio stations, our substantial debt levels and changes in the radio broadcast industry generally. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” of our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of February 12, 2007, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

- tables follow -

Beasley Broadcast Group, 2/12/07	page 4

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Net revenue	$34,848,675	$30,594,921	$125,190,251	$124,293,932

Costs and expenses:
Cost of services (including stock-based compensation and excluding depreciation and amortization) (1) (2)	11,343,201	10,365,382	42,837,247	41,095,051
Selling, general and administrative (including stock-based compensation) (1) (3)	12,239,216	10,635,173	44,393,566	45,005,086

LMA fees (4)	491,135	—	491,135	—
Corporate general and administrative (including stock-based compensation) (5)	2,162,037	2,016,435	8,766,454	8,053,965
Depreciation and amortization	701,271	725,594	2,773,086	2,897,059
Impairment loss	—	2,002,968	—	2,002,968
Asset purchase agreement termination costs	—	—	—	141,449

Total costs and expenses	26,936,860	25,745,552	99,261,488	99,195,578
Operating income	7,911,815	4,849,369	25,928,763	25,098,354
Interest expense	(2,854,578)	(1,806,198)	(9,199,555)	(7,370,206)

Other non-operating expenses	—	(2,080)	(58,704)	(87,450)
Interest income	122,453	122,251	499,364	498,908
Other non-operating income	—	3,700	32,699	214,967

Income before income taxes	5,179,690	3,167,042	17,202,567	18,354,573
Income tax expense	2,211,148	1,634,982	7,068,390	7,649,244

Net income	$2,968,542	$1,532,060	$10,134,177	$10,705,329

Basic and diluted net income per share:	$0.13	$0.06	$0.42	$0.44

Basic common shares outstanding	23,562,108	24,136,781	23,890,371	24,201,679

Diluted common shares outstanding	23,729,355	24,244,454	24,205,842	24,325,976

(1)	We refer to “Cost of services,” and “Selling, general and administrative” together as “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.
(2)	Includes stock-based compensation of $(6,446) and $704 for the three and twelve months ended December 31, 2006, respectively.
(3)	Includes stock-based compensation of $45,620 and $(10,708) for the three months ended December 31, 2006 and 2005, respectively and $211,740 and $36,027 for the twelve months ended December 31, 2006 and 2005, respectively.
(4)	On October 1, 2006, we began operating WJBR-FM in Wilmington under a local marketing agreement which expired upon completion of the acquisition of WJBR-FM on February 1, 2007. We incurred the LMA fees under the local marketing agreement with WJBR-FM.
(5)	Includes stock-based compensation of $557,973 and $300,183 for the three months ended December 31, 2006 and 2005, respectively and $1,939,861 and $1,060,585 for the twelve months ended December 31, 2006 and 2005, respectively.

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Beasley Broadcast Group, 2/12/07	page 5

Selected Balance Sheet Data - Unaudited

(in thousands)

	December 31, 2006	December 31, 2005

Cash and cash equivalents	$8,546	$16,279

Working capital	20,341	31,795

Total assets	297,968	280,817

Long term debt, less current installments	150,625	144,375

Total stockholders’ equity	87,592	87,998

Selected Statement of Cash Flows Data - Unaudited

(in thousands)

	Twelve Months Ended December 31,
	2006	2005
Net cash provided by operating activities	$19,209	$20,467

Net cash used in investing activities	(24,793)	(2,401)

Net cash used in financing activities	(2,149)	(16,638)

Net increase (decrease) in cash and cash equivalents	(7,733)	1,428

Calculation of SOI - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Net revenue	$34,848,675	$30,594,921	$125,190,251	$124,293,932

Station operating expenses	(23,582,417)	(21,000,555)	(87,230,813)	(86,100,137)

SOI	$11,266,258	$9,594,366	$37,959,438	$38,193,795

Reconciliation of SOI to Net Income - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
SOI	$11,266,258	$9,594,366	$37,959,438	$38,193,795

LMA fees	(491,135)	—	(491,135)	—

Corporate general and administrative	(2,162,037)	(2,016,435)	(8,766,454)	(8,053,965)

Depreciation and amortization	(701,271)	(725,594)	(2,773,086)	(2,897,059)

Impairment loss	—	(2,002,968)	—	(2,002,968)

Asset purchase agreement termination costs	—	—	—	(141,449)
Interest expense	(2,854,578)	(1,806,198)	(9,199,555)	(7,370,206)
Other non-operating expenses	—	(2,080)	(58,704)	(87,450)
Interest income	122,453	122,251	499,364	498,908
Other non-operating income	—	3,700	32,699	214,967
Income tax expense	(2,211,148)	(1,634,982)	(7,068,390)	(7,649,244)

Net income	$2,968,542	$1,532,060	$10,134,177	$10,705,329

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Beasley Broadcast Group, 2/12/07	page 6

Calculation of Same-Station SOI

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Reported net revenue	$34,848,675	$30,594,921	$125,190,251	$124,293,932
Acquired stations	(2,210,800)	—	(2,346,072)	—

Same-station net revenue	$32,637,875	$30,594,921	$122,844,179	$124,293,932

Reported station operating expenses	$23,582,417	$21,000,555	$87,230,813	$86,100,137
Acquired stations	(1,402,210)	—	(1,840,842)	—

Same-station station operating expenses	$22,180,207	$21,000,555	$85,389,971	$86,100,137

Same-station net revenue	$32,637,875	$30,594,921	$122,844,179	$124,293,932
Same-station station operating expenses	22,180,207	21,000,555	85,389,971	86,100,137

Same-station SOI	$10,457,668	$9,594,366	$37,454,208	$38,193,795

Reconciliation of Same-Station SOI to Net Income - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Same-station SOI	$10,457,668	$9,594,366	$37,454,208	$38,193,795

Same-station net revenue adjustment	2,210,800	—	2,346,072	—

Same-station station operating expenses adjustment	(1,402,210)	—	(1,840,842)	—
LMA fees	(491,135)	—	(491,135)	—

Corporate general and administrative	(2,162,037)	(2,016,435)	(8,766,454)	(8,053,965)

Depreciation and amortization	(701,271)	(725,594)	(2,773,086)	(2,897,059)
Impairment loss	—	(2,002,968)	—	(2,002,968)
Asset purchase agreement termination costs	—	—	—	(141,449)
Interest expense	(2,854,578)	(1,806,198)	(9,199,555)	(7,370,206)
Other non-operating expenses	—	(2,080)	(58,704)	(87,450)
Interest income	122,453	122,251	499,364	498,908
Other non-operating income	—	3,700	32,699	214,967
Income tax expense	(2,211,148)	(1,634,982)	(7,068,390)	(7,649,244)

Net income	$2,968,542	$1,532,060	$10,134,177	$10,705,329

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